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                                                                   EXHIBIT 23.4

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

  We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement on Forms S-4/S-3 of our opinion dated December 14, 1994 to the Board of Directors of National Health Laboratories Holdings Inc. attached as Annex IV to such Proxy Statement/Prospectus and the reference to such opinion in "The Merger--Opinion of NHL's Financial Advisor" and to the incorporation by reference of such opinion and such reference in the related Prospectuses of National Health Laboratories Holdings Inc. for the registration of shares of common stock and warrants. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the Rules and Regulations issued thereunder.

                                            MORGAN STANLEY & CO. INCORPORATED

New York, New York
April 24, 1995